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                                                                     Exhibit 9B

                         COLUMBIA BALANCED FUND, INC.

                     AMENDMENT TO TRANSFER AGENT AGREEMENT

                                JANUARY 1, 1997

      The Transfer Agent Agreement dated as of August 8, 1991, between Columbia Balanced Fund, Inc. and Columbia Trust Company (the "Agreement") is amended as follows:

1. The Basic Fee under Schedule B of the Agreement is revised to $18.00 per account per year. With respect to accounts closed during the year, the Basic Fee shall be prorated based on the number of months the account was open, including the month in which the account was closed.

2.    This Amendment is effective January 1, 1997.



                                                COLUMBIA BALANCED FUND, INC.

                                                By /s/ George L. Hanseth
                                                   --------------------------
                                                Title:  Senior Vice President

                                                COLUMBIA TRUST COMPANY


                                                By /s/ John A. Kemp
                                                   --------------------------
                                                Title:  Senior Vice President